MANAGEMENT AGREEMENT

THIS AGREEMENT made as of the 5th day of May, 2003.

B E T W E E N :

MAVERICK MINERALS CORPORATION

(hereinafter referred to as the "Corporation")
OF THE FIRST PART;

- AND -

ROBERT KINLOCH

(hereinafter referred to as the "Manager")
OF THE SECOND PART;

WHEREAS:

(A)   The Corporation is a publicly traded corporation on the NASDAQ:OTCBB;

(B)   The Corporation wishes to engage the services of the Manager as manager of the Corporation on the terms and conditions contained herein.

IN CONSIDERATION of the sum of Two Dollars ($2.00) paid by each of the parties to the other and other good and valuable consideration (the receipt of which is acknowledged by each party), and the covenants as expressed in this agreement, the parties covenant and agree with each other as follows:

  Consulting Services

  (a)   The Corporation retains the Manager to hold the following position and to perform and render the following services:

  President and Chief Financial Officer, Maverick Minerals Corporation

  Prepare and execute any and all records and filings required to maintain the corporation's public listing.

  Attend to governance issues as they relate to the Nevada registration.

  Supervise the preparation of the financial statements of the corporation in line with the duties of the chief financial officer and certify to their authenticity where required by regulation.

  Draft press releases, where applicable, for the board of directors to review and authorize. Interface with shareholders and any person or group having a legitimate interest in the affairs of the corporation.

  Provide the board of directors with any information required to administer the affairs of the corporation, only as outlined above, in an economic and efficient manner.

Be available to advise and recommend, if requested, on any circumstance that may arise relating to asset or acquisition integration, tax matters, market factors and corporate finance.

Promote to the investment community, in a positive and fairly represented manner, the investment opportunity provided by Maverick Minerals Corporation.

(b)   The Manager shall:

(i)   devote certain time, attention and ability to the business and affairs of the Corporation and in performing such consulting services as the Corporation may reasonably require in accordance with paragraph 1(a); and

(ii)   well and faithfully serve the Corporation and use its best efforts to promote the best interests of the Corporation to the best of its ability.
  Term

  The term ("Term") of this agreement shall be for a period of one (1) year from the date hereof to the first anniversary of the date hereof.

  Fee for Consulting Services

  (a)   In consideration of the services rendered by the Manager as set out herein, the Corporation shall pay the Manager monthly for the first six months the sum of $5,000.00 per month; and for the second six months $7,500.00 per month (being an aggregate consideration of $75,000.00 U.S.).

  (b)   The Corporation shall reimburse the Manager for all reasonable travelling and other out of pocket expenses actually and properly incurred by the Manager on behalf of the Corporation in accordance with normal corporate policies from time to time.

  Existing Share Option

  In consideration of entering into this agreement and as of the Commencement Date, the Corporation shall agree and does hereby adjust the option price of the 1,000,000 Common Shares in the capital of the Corporation for $0.02 per share. The option may be exercised at any time up to June, 2006. Should Manager exercise this option, Manager also agrees to extend to Corporation a right of first refusal to reacquire any or all of these option shares at market price. In the event the Corporation reduces the total number of shares outstanding, for any reason, including, but not limited to a reverse stock split, merger, acquisition or recapitalization, the shares to be issued upon the exercise of the options shall not be reduced, nor shall the exercise price be increased in any manner.

  Additional Share Option

  In addition, the Corporation does hereby grant to the manager as consideration for entering into this agreement, an option to acquire a further 500,000 S-8 (free trading) Common Shares at an option price equal to $0.001 per share, such option may be exercised at any time on written notice given by the Manager on or before June, 2006. The existing option referred to in section 4 and this option shall be exercisable notwithstanding the expiration or termination of this Agreement for any reason. The Corporation shall take such further steps as may be necessary to formalize the options granted hereunder. Should Manager exercise this option, Manager also agrees not to resell this stock for a period of 12 months after exercise and further, to extend to Corporation a right of first refusal to reacquire any or all of these option shares at market price. In the event the Corporation reduces the total number of shares outstanding, for any reason, including, but not limited to a reverse stock split, merger, acquisition or recapitalization, the shares to be issued upon the exercise of the options shall not be reduced, nor shall the exercise price be increased in any manner.

  Confidentiality

  The Manager agrees to communicate to the Corporation all information obtained in the course of performing his services and further agrees that information necessary to the business of the Corporation shall be confidential.

  Non-Disclosure & Non-Compete

  The Manager agrees that the terms of this agreement and all information concerning the business of the Corporation acquired in the course of or incidental to this agreement including all opportunities available will not be disclosed or communicated in any way by the Manager during the term of this agreement or thereafter, except to those with a "need to know" such as the Corporation's Accountants, Lawyers and other such persons, the identity of whom shall be, from time to time determined by the Corporation and all such information remains the property of the Corporation. Further, Manager agrees, in consideration of all other covenants and obligations contained herein, not to compete directly or indirectly with Corporation for a period of 5 years from date of any severance with corporation.

  Indemnification

  The Corporation shall at all times indemnify and hold the Manager safe and harmless from and against any and all actions, manner of actions, causes of action, liabilities, claims and demands, suits, damages, losses or injuries, expenses or otherwise which may be brought against him arising from the business of the Corporation or the duties to be performed by the Manager hereunder including death, loss of property, damage suffered by any person, firm or corporation arising from or in any way connected with the business of the Corporation or the Manager's duties hereunder or pursuant to this agreement or those for whom the Corporation is in law responsible.

  Assignment

  Neither the Corporation nor the Manager shall be permitted to assign or transfer this Agreement to any other person without the others prior written consent, which consent may be unreasonably and arbitrarily withheld provided that the Manager may assign this contract to a corporation incorporated and solely owned by the Manager and provided the Manager shall provide the services hereunder on behalf of that corporation.

  Benefit

  This agreement shall be for the benefit of and shall bind the parties and their respective heirs, successors and assigns.

  Entire Agreement

  This agreement contains the entire agreement between the parties and supersedes all previous negotiations, understandings and agreements, verbal or written with respect to any matters referred to in this agreement.

  Headings

  Descriptive headings are inserted solely for convenience of reference. They do not form a part of this agreement and are not to be used in interpreting this agreement.

  Jurisdiction

  It is the intention of the parties that this agreement and the performance under it be construed in accordance with and under and pursuant to the laws of the State of Nevada.

  Further Assurances

  Each of the parties hereto shall execute such further documents and do such further things as the other party may reasonably request to give full effect to this Agreement.

In witness whereof the parties have duly executed this agreement as of the date written on the first page of this agreement.

SIGNED, SEALED AND DELIVERED	)
)
in the presence of	)	MAVERICK MINERALS CORPORATION
)
	)	PER:
)
	)	__________________________________
)
)
	)	/s/ Robert Kinloch ROBERT KINLOCH
)

acknowledged by		__________________________________ JACK URICH II, FOR UCO CORPORATION A NEVADA CORPORATION

acknowledged by		__________________________________ NOSWAL LLC FOR PRIDE OF ASPEN